Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Robert H. Barghaus
Chief Financial Officer
(203) 661-1926, ext. 6668

Tyler P. Schuessler
Vice President,
Organizational Development and
Investor Relations
(203) 661-1926, ext. 6643

BLYTH, INC. REPORTS 2nd QUARTER SALES AND EARNINGS
Profit Improvement Continues Despite Lackluster Consumer Demand

GREENWICH, CT, USA, September 2, 2010: Blyth, Inc. (NYSE: BTH), a leading multi-channel designer and marketer of home fragrance products, home décor products and household convenience items, today reported that Net Sales for the second quarter ended July 31, 2010 declined approximately 9% to $180.6 million from $199.4 million for the prior year period.  Sales declined 8% on a local currency basis.  International sales represented 39% of total sales in the second quarter both this year and last year.

Operating Profit for the second quarter was $4.1 million this year versus an operating loss of $14.6 million last year.  Last year’s second quarter operating loss included a non-cash, pre-tax goodwill and other intangibles impairment charge of $16.5 million, resulting from a revaluation of goodwill and other intangibles associated with the Company’s investment in ViSalus Sciences.  Also included in last year’s second quarter were pre-tax restructuring charges of $0.9 million relating to the Midwest-CBK merger.  Excluding the goodwill and other intangibles charge and the restructuring charges last year, second quarter operating profit would have been $2.7 million last year versus $4.1 million this year.  Second quarter operating profit improved versus last year due to the impact of lower promotional spending versus prior year at PartyLite, cost reductions at Midwest-CBK following the merger of these businesses, improved gross margins at the Miles Kimball Company and rigorous expense management at all of Blyth’s business units.  Foreign exchange had a negative $0.7 million impact on this year’s second quarter operating income.

Net Earnings attributable to Blyth, Inc. common shareholders for the second quarter were $0.7 million compared to a loss of $15.6 million for the prior year due to the aforementioned factors.  Included in last year’s second quarter net loss is a reversal of a non-cash adjustment, recorded in the first quarter last year, of $0.4 million for accretion of redeemable noncontrolling interest in excess of fair value, related to the Company’s investment in ViSalus.

Diluted Earnings Per Share for the second quarter were $0.09 compared to a loss of $1.74 last year.  Included in the second quarter last year was the aforementioned goodwill and other intangibles impairment charge of $16.5 million pre-tax, equating to $15.3 million after tax, or $1.71 per share.  Also included in last year’s second quarter were the restructuring charges of $0.9 million pre-tax, equating to $0.5 million after tax, or $0.06 per share. Excluding the aforementioned items and the reversal of the accretion of redeemable noncontrolling interest in excess of fair value in the amount of $0.4 million, or $0.04 per share, earnings per share would have been a loss of $0.01 last year versus earnings of $0.09 this year.

Commenting on the Company’s financial results, Robert B. Goergen, Blyth’s Chairman of the Board and CEO, said, “Sales growth continues to be very challenging in the current economic climate.  Ongoing home foreclosures and significant unemployment and underemployment in the U.S. are clearly impacting our consumer business units.  In spite of that, restructuring and gross margin improvement initiatives were successful in supporting profit growth during the second quarter.  I want to acknowledge personally the management and employees across Blyth as they continue to execute value-added innovation and improve upon processes during a challenging sales period.”

In an effort to assist the reader, a summary reconciliation of Generally Accepted Accounting Principles (GAAP) earnings and earnings per share to Non-GAAP earnings and earnings per share is presented in the attached table. This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management internally reviews the results of the Company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.

Second Quarter Segment Performance

In the Direct Selling segment, second quarter net sales declined 11%, which translated into a 9% decline on a local currency basis, to $110.2 million versus $123.3 million for the same period last year.  PartyLite’s U.S. sales declined 20% and active independent sales Consultants now total over 16,000 in the U.S. versus over 18,000 in last year’s second quarter.  In PartyLite Canada, sales declined 15% in U.S. dollars during the quarter, which translated into a decline of 22% in local currency, with active independent sales Consultants totaling more than 4,000 this year and last year.

PartyLite Europe’s sales declined 12% in U.S. dollars during the quarter, which translated into a decline of 6% in local currency.  Sales declined in most European markets due to lower Consultant activity versus prior year, which management believes is attributable to the weakened economic outlook for the European Union.  PartyLite’s European active independent sales Consultants totaled over 29,000 in this year’s second quarter versus over 28,000 in last year’s second quarter.

Second quarter operating profit in the Direct Selling segment was $5.3 million versus an operating loss of $10.6 million in the same period last year.  Excluding the aforementioned goodwill and other intangibles impairment charge of $16.5 million related to the company’s investment in ViSalus last year, operating income would have been $5.9 million last year versus $5.3 million this year, driven by lower sales and partially offset by lower promotional expense.

In the Catalog & Internet segment, second quarter net sales decreased 8% to $33.8 million versus $36.9 million last year due to soft consumer response and circulation reductions in certain of the Miles Kimball Company catalogs and sharply lower sales at Boca Java.  Second quarter operating loss in this segment was $1.1 million versus an operating loss of $2.8 million in the prior year.  This reduced loss was principally due to improved operating margins at the Miles Kimball Company.  The segment operating loss also reflects the segment’s seasonality.

In the Wholesale segment, second quarter net sales declined 6% to $36.7 million versus $39.1 million last year driven by lower sales of home décor products, premium candles and foodservice products.  Second quarter operating loss in the Wholesale segment was breakeven compared to last year’s operating loss of $1.2 million. Last year’s second quarter loss included restructuring charges of $0.9 million relating to the Midwest-CBK merger.  Excluding these charges, second quarter operating loss would have been $0.4 million last year versus breakeven this year.  The profit improvement in this year’s second quarter was principally due to cost savings resulting from the merger of Midwest-CBK and rigorous expense management.

First Half Fiscal 2010 Performance

Net Sales for the six months ending July 31, 2010 declined approximately 8% to $382.2 million from $414.1 million reported for the same period a year ago.  Operating profit for the six months this year was $11.2 million versus a loss of $8.9 million a year earlier, reflecting the factors previously noted.  Last year’s operating loss included income of $1.9 million in the first quarter for a non-cash adjustment related to the Miles Kimball Company pension plan termination.  Excluding (on a pre-tax basis) this benefit, the aforementioned $16.5 million charge for goodwill and other intangibles impairment last year and restructuring charges of $0.9 million last year, Operating Profit for the first six months would have been $6.6 million last year versus $11.2 million this year due to improved gross margin at the Miles Kimball Company and cost savings resulting from the merger of Midwest-CBK.

Net Income attributable to Blyth, Inc. common shareholders for the first six months was $5.2 million compared to a net loss of $13.1 million last year.  Diluted Earnings Per Share was $0.60 compared to a loss of $1.47 for last year’s first half.  Included in last year’s first half was the goodwill and other intangibles charge of $16.5 million pre-tax, equating to $15.3 million after tax, or $1.72 per share and Wholesale restructuring costs totaling $0.9 million pre-tax, equating to $0.5 million after tax, or $0.06 per share.  Excluding the aforementioned items, earnings per share for the six month period would have been $0.30 last year and $0.60 this year.

Management noted that the Company repurchased approximately 582,000 shares of Blyth stock for approximately $20.6 million during the quarter.

The sum of the individual and segment amounts may not equal the reported totals for the quarter for Blyth overall due to rounding.

Management will conduct an informal Question and Answer session via dial-in call on September 2nd at 2:00 pm EDT.  The date, time and dial-in information of future calls will be available in the “Investor Relations” section of the Company’s website, www.blyth.com, no later than one week prior to the next scheduled session.  Management will not present prepared remarks during such calls and will cover no material, non-public information.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a Home Expressions company that markets an extensive array of home fragrance products, decorative accessories, seasonal decorations and household convenience items.  The Company sells its products through multiple channels of distribution, including the home party plan method of direct selling and one-on-one direct selling, as well as through the wholesale and catalog/Internet channels.  Blyth also markets tabletop lighting and chafing fuel for the Away From Home or foodservice trade.  The Company manufactures most of its candles and chafing fuel and sources nearly all of its other products.  Its products are sold direct to the consumer under the PartyLite®, Two Sisters Gourmet® by PartyLite and ViSalus Sciences® brands, to retailers in the premium and specialty retail channels under the Colonial Candle®, CBK® and Seasons of Cannon Falls® brands, to retailers in the mass retail channel under the  Sterno® brand, to consumers in the catalog/Internet channel under the As We Change®, Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace®, Easy Comforts® and Boca Java® brands, and to the Foodservice industry under the Sterno®, Ambria® and HandyFuel® brands.  In Europe, Blyth’s products are also sold under the PartyLite brand.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events) and other factors described in this press release and in the Company’s most recently filed Annual Report on Form 10-K.

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BLYTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended July 31,	Ended July 31,	Ended July 31,	Ended July 31,
	2010	2009	2010	2009

Net sales	$180,636	$199,354	$382,181	$414,078
Cost of goods sold	80,592	93,435	166,936	190,357
Gross profit	100,044	105,919	215,245	223,721
Selling	68,883	76,733	147,419	162,150
Administrative and other	27,026	27,335	56,629	53,934
Goodwill and other intangibles impairment	-	16,498	-	16,498
Total operating expense	95,909	120,566	204,048	232,582
Operating profit (loss)	4,135	(14,647)	11,197	(8,861)

Other expense (income):
Interest expense	1,799	2,055	3,556	4,235
Interest income	(230)	(335)	(518)	(886)
Foreign exchange and other	693	(214)	536	(682)
Total other expense	2,262	1,506	3,574	2,667
Earnings (loss) before income taxes	1,873	(16,153)	7,623	(11,528)
Income tax expense (benefit)	1,177	(323)	2,826	1,878
Net earnings (loss)	696	(15,830)	4,797	(13,406)
Less: Net earnings (loss) attributable to the noncontrolling interests	(45)	88	(451)	(279)
Net earnings (loss) attributable to Blyth, Inc.	741	(15,918)	5,248	(13,127)
Reversal of accretion of redeemable noncontrolling interest in excess of fair value	-	(356)	-	-
Net earnings (loss) attributable to Blyth, Inc. common stockholders	$741	$(15,562)	$5,248	$(13,127)

Basic:
Net earnings (loss) attributable per Blyth, Inc. common share	$0.09	$(1.74)	$0.61	$(1.47)
Weighted average number of shares outstanding	8,481	8,923	8,657	8,918

Diluted:
Net earnings (loss) attributable per Blyth, Inc. common share	$0.09	$(1.74)	$0.60	$(1.47)
Weighted average number of shares outstanding	8,528	8,923	8,701	8,918

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2010	July 31, 2009
Assets
Cash and Cash Equivalents	$118,100	$136,395
Short Term Investments	5,000	-
Accounts Receivable, Net	28,956	33,227
Inventories	124,954	124,455
Property, Plant & Equipment, Net	101,556	115,728
Other Assets	78,071	113,354
	$456,637	$523,159

Liabilities and Stockholders' Equity
Bank and Other Debt	$11,363	$8,161
Bond Debt	99,929	124,616
Other Liabilities	120,805	154,332
Stockholders' Equity	224,540	236,050
	$456,637	$523,159

Blyth, Inc.
Supplemental Non-GAAP Earnings (Loss) Per Share Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	July 31, 2010		July 31, 2009
	Dollars	Diluted EPS	Dollars	Diluted EPS

Non-GAAP normalized earnings(loss)	$741	$0.09	$(73)	$(0.01)

Non-GAAP Adjustment:

Goodwill and other intangibles impairment	-	-	(15,297)	$(1.71)

Accretion of redeemable noncontrolling interest in excess of fair value	-	-	356	0.04

Restructuring charges			(548)	(0.06)

GAAP Net earnings(loss) attributable to Blyth, Inc. Common Stockholders	$741	$0.09	$(15,562)	$(1.74)

This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

The sum of the individual amounts may not necessarily equal to the totals due to rounding.

Blyth, Inc.
Supplemental Non-GAAP Earnings (Loss) Per Share Measures
(In thousands, except per share data)
(Unaudited)

	Six Months Ended		Six Months Ended
	July 31, 2010		July 31, 2009
	Dollars	Diluted EPS	Dollars	Diluted EPS

Non-GAAP normalized earnings	$5,248	$0.60	$2,718	$0.30

Non-GAAP Adjustment:

Goodwill and other intangibles impairment	-	-	(15,297)	$(1.72)

Restructuring charges	-	-	(548)	(0.06)

GAAP Net earnings(loss) attributable to Blyth, Inc. Common Stockholders	$5,248	$0.60	$(13,127)	$(1.47)

This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

The sum of the individual amounts may not necessarily equal to the totals due to rounding.